CUSIP No. 37953N108	13G	Page 34 of 34 Pages

Exhibit 2

Item 8 Information

1.	HighVista Strategies LLC

HighVista GP, LLC

HighVista GP Limited Partnership

HighVista GP II Limited Partnership

HighVista GP III Limited Partnership

HighVista I Limited Partnership

HighVista II Limited Partnership

HighVista III, Ltd.

HighVista V Limited Partnership

HighVista VI Limited Partnership

HighVista Liquid Multi-Asset Fund – Moderate (Cayman) Ltd.

HighVista 1.5 (Offshore) Ltd. – Cayman Islands

HighVista 1.5 (U.S.) LP – Delaware

XL Re Ltd

Brian H. Chu

André F. Perold